EXHIBIT 1

JOINT FILING AGREEMENT

By this Agreement, the undersigned agree that this Statement on Schedule 13G being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of Elbit Vision Systems Ltd. is being filed on behalf of each of us.

March 1, 2011

Itshak Sharon (Tshuva) /s/ Itshak Sharon (Tshuva) By: Itshak Sharon (Tshuva)

Delek Group Ltd. /s/ Leora Pratt Levin By: Leora Pratt Levin* Title: V.P. Legal Affairs

/s/ Gabi Last By: Gabi Last* Title: Chairman

Delek Investments and Properties Ltd. /s/ Leora Pratt Levin By: Leora Pratt Levin** Title: V.P. Legal Affairs

/s/ Gabi Last By: Gabi Last** Title: Chairman

The Phoenix Holding Ltd. /s/ Gady Greenstein By: Gady Greenstein*** Title: Chief Investment Officer

/s/ Orly Kronman-Dagan By: Orly Kronman-Dagan*** Title: Legal Counsel and Company Secretary

* Duly authorized by resolution of the Board of Directors of Delek Group Ltd. dated November 25, 2009.

** Duly authorized by resolution of the Board of Directors of Delek Investments & Properties Ltd. dated November 25, 2009.

*** Duly authorized by resolution of the Board of Directors of the Phoenix Holding Ltd. dated December 6, 2010.